Exhibit 99.1

Contact:	Dan Hendrix, chairman & CEO dan.hendrix@interface.com Patrick Lynch, CFO patrick.lynch@interface.com Lisa Lilienthal, 404-661-3679 lisa.lilienthal@interface.com

INTERFACE APPOINTS JAY D. GOULD

PRESIDENT AND CHIEF OPERATING OFFICER

Atlanta, January 13, 2016 – The board of directors of Interface, Inc. (Nasdaq: TILE) today announced the appointment of Jay Gould as president and chief operating officer for the company. Gould, who joined Interface as COO in January 2015, oversees global operations, marketing, and organizational development for the carpet tile manufacturing company that is a recognized leader in sustainability worldwide.

“This appointment recognizes that in the past year, Jay has been a great partner as well as a good cultural fit at Interface,” said Dan Hendrix, chairman and CEO of Interface. “He has earned the confidence of our board of directors with his strategic vision, operational talents and business acumen. I’m especially grateful to Jay for his leadership around our brand and purpose.”

Before joining Interface, Gould was CEO of American Standard Brands. Prior to American Standard, Gould held senior executive roles at Newell Rubbermaid, The Campbell Soup Company, The Coca-Cola Company, and General Mills. He earned a master’s in business administration from the graduate school of business at Harvard University in 1985, and lives in Atlanta.

“It’s an amazing time to be at Interface,” said Mr. Gould. “Apart from the great year, it has been incredibly gratifying to become a part of a team that has a unique combination of talent and shared mission. I appreciate the partnership of Dan and the entire executive team, and look forward to the year ahead.”

About Interface, Inc.

Interface, Inc. is the world’s largest manufacturer of modular carpet, which it markets under the Interface and FLOR brands. The Company is committed to the goal of sustainability and doing business in ways that minimize the impact on the environment while enhancing shareholder value.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

Except for historical information contained herein, the other matters set forth in this news release are forward-looking statements. The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including risks and uncertainties associated with economic conditions in the commercial interiors industry as well as the risks and uncertainties discussed under the heading “Risk Factors” included in Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2014, which discussion is incorporated herein by this reference, including, but not limited to, the discussion of specific risks and uncertainties under the headings “Sales of our principal products have been and may continue to be affected by adverse economic cycles in the renovation and construction of commercial and institutional buildings,” “We compete with a large number of manufacturers in the highly competitive commercial floorcovering products market, and some of these competitors have greater financial resources than we do,” “Our success depends significantly upon the efforts, abilities and continued service of our senior management executives and our principal design consultant, and our loss of any of them could affect us adversely,” “Our substantial international operations are subject to various political, economic and other uncertainties that could adversely affect our business results, including by restrictive taxation or other government regulation and by foreign currency fluctuations,” “The worldwide financial and credit crisis could have a material adverse effect on our business, financial condition and results of operations,” “Concerns regarding the European sovereign debt crisis and market perceptions about the instability of the euro, the potential re-introduction of individual currencies within the Eurozone, or the potential dissolution of the euro entirely, could adversely affect our business, results of operations or financial condition,” “Large increases in the cost of petroleum-based raw materials could adversely affect us if we are unable to pass these cost increases through to our customers,” “Unanticipated termination or interruption of any of our arrangements with our primary third party suppliers of synthetic fiber could have a material adverse effect on us,” “We have a significant amount of indebtedness, which could have important negative consequences to us,” “The market price of our common stock has been volatile and the value of your investment may decline,” “Our earnings in a future period could be adversely affected by non-cash adjustments to goodwill, if a future test of goodwill assets indicates a material impairment of those assets,” and “Our Rights Agreement could discourage tender offers or other transactions for our stock that could result in shareholders receiving a premium over the market price for our stock.” Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The Company assumes no responsibility to update or revise forward-looking statements made in this press release and cautions readers not to place undue reliance on any such forward-looking statements.

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